Exhibit 10.10.4

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this “Fourth Amendment”) is entered into as of March 16, 2016 by and between SNH Medical Office Properties Trust, a Maryland real estate investment trust (“Landlord”), and Axogen Corporation, a Delaware corporation (“Tenant”).

WHEREAS, Wigshaw, LLC (“Original Landlord”) and Tenant entered into that certain Lease dated February 6, 2007 (the “Original Lease”), for certain premises in the building known as Progress One and located at 13859 Progress Boulevard, Alachua, Florida; and

WHEREAS, Landlord succeeded to the interest of Original Landlord under the Original Lease and with Tenant entered into that certain First Amendment to Lease dated March 14, 2012, that certain Second Amendment to Lease dated February 25, 2013, and that certain Third Amendment to Lease (the “Third Amendment”) dated November 12, 2013 (the Original Lease as so amended being hereinafter referred to as the “Lease”); and

WHEREAS, pursuant to the Third Amendment, the premises demised by the Original Lease were relocated to approximately 11,761 rentable square feet (the “Current Premises”) in the building known as Progress Two and located at 13631 Progress Boulevard, Alachua, Florida, as more particularly described in the Third Amendment; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease to extend the term thereof and expand the premises demised thereby, subject to and upon the terms and conditions hereinafter provided; and

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.         The definition of “Term” set forth in Section 1.1(l) of the Original Lease is hereby amended to reflect that the Term is extended and shall expire on the day (the “Expiration Date”) immediately preceding the fifth (5th) anniversary of the Occupancy Date (as defined in Section 4 hereof), except that if such day is not the last day of a calendar month, the Expiration Date shall be the last day of the calendar month in which such day occurs.  Notwithstanding the foregoing, with respect to the portion of the Leased Premises comprised of the Current Premises, the Term shall expire on October 31, 2018. The portion of the Term commencing on the Expansion Date (as hereinafter defined) and ending on October 31, 2018 is hereinafter referred to as the “Current Premises Term”.

3.Commencing on the Expansion Date and expiring at the end of the Term, the premises demised by the Lease shall be expanded to include 7,050 rentable square feet in the Building, known as Suite 600 (the “Expansion Premises”) and shown on Exhibit A-4 attached hereto.  The “Expansion Date” shall be the date on which Landlord delivers the Expansion Premises to Tenant (estimated to be on or about March 1, 2016).

4.Tenant acknowledges that it is in possession of the Current Premises and is agreeing to an expansion of the premises demised by the Lease with the Current Premises being accepted in their “as is” condition as of the date of this Fourth Amendment. Tenant also acknowledges that Landlord shall deliver and Tenant shall accept the Expansion Premises in their “as is” condition as of the Expansion Date. Tenant, at Tenant’s sole cost and expense (except to the extent of Landlord’s Contribution, hereinafter defined), shall be responsible for making any alterations or improvements to the Expansion Premises desired by Tenant, subject to Landlord’s approval, as hereinafter provided.

Tenant shall prepare complete construction drawings and specifications (“Tenant’s Plans”) for the improvements to Expansion Premises desired by Tenant, which shall be based on the space plan attached hereto as Exhibit B-4 (the “Space Plan”), and submit the same to Landlord for Landlord’s approval in accordance with the provisions of Section 7.2 of the Original Lease. Landlord shall respond to Tenant’s Plans (either by approval, request for additional information, request for revision or communication of a reason for failure to approve) within seven (7) Business Days after the date of Landlord’s receipt of Tenant’s Plans (or any resubmission) plus such additional period of time as may be necessary for review of Tenant’s Plans by a third-party architect, engineer or other consultant if Landlord reasonably determines that any aspect of Tenant’s Plans requires such third-party review. Unless Landlord shall have approved all of Tenant’s Plans, Tenant shall deliver to Landlord such additional information, documentation and/or revisions to Tenant’s Plans as are necessary to obtain Landlord’s approval of Tenant’s Plans and this process shall continue until Tenant’s Plans are approved by Landlord.

Upon approval of Tenant’s Plans by Landlord (and provided Landlord shall have delivered the Expansion Premises to Tenant), Tenant shall cause its contractor(s) (selected by Tenant, but subject to approval by Landlord, which approval shall not be unreasonably withheld or delayed) to perform the work and improvements described on such approved Tenant’s Plans (collectively, “Tenant’s Work”) diligently and continuously until Tenant’s Work is completed. Tenant’s Work shall be performed in accordance with the provisions of Section 7.2 of the Original Lease.  Tenant agrees (i) to cease promptly upon notice from Landlord any activity or work which has not been approved by Landlord or is not in compliance with the provisions of the Lease, and (ii) to comply and cause its contractors to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time.

Tenant’s Work shall be considered substantially complete and the “Substantial Completion Date” shall occur as of the first day as of which all of the following requirements have been met: (i) all Tenant’s Work shown and described in Tenant’s Plans has been completed in accordance with Tenant’s Plans, with only punchlist items (i.e., minor and insubstantial details of decoration or mechanical adjustment) excepted; (ii) all electrical, mechanical, plumbing and HVAC facilities installed by Tenant, if any, are functioning properly; (iii) the Expansion Premises are reasonably free of debris and construction materials; (iv) if applicable, Tenant’s architect has issued a certificate of substantial completion on the standard AIA form, which has been delivered to Landlord; and (v) if applicable, all required governmental inspections have been successfully completed and any final or amended certificate of occupancy required as a result of Tenant’s Work has been issued and a copy thereof delivered to Landlord. The “Occupancy Date” shall be the earliest to occur of (i) the Substantial Completion Date, (ii) the date that is ninety (90) days following the Expansion Date or (iii) the first date on which Tenant shall occupy all or any portion of the Expansion Premises for the conduct of its business. When the Occupancy Date shall have been determined, such date shall be evidenced by a document in the form of Exhibit C-4 attached hereto executed by Landlord and Tenant and delivered each to the other, but the failure of Landlord and Tenant to execute or deliver such document shall have no effect upon the Occupancy Date.

Provided the Lease is in full force and effect and subject to the provisions of this Section 4, Landlord shall provide Tenant with an allowance (“Landlord’s Contribution”) equal to the lesser of the cost of Tenant’s Work or $105,750.00. For purposes of this Section 4, the “cost” of Tenant’s Work shall mean the actual third-party costs incurred by Tenant in connection with performing Tenant’s Work including, without limitation, all fees and expenses of Tenant’s architectural and engineering professionals, all contractor charges for the cost of labor and materials, profit, general conditions and overhead and supervision, all filing fees and other permitting costs and fees paid to independent construction managers, if any.

Tenant may requisition Landlord for payment of Landlord’s Contribution monthly (hereinafter “Progress Payments”) provided that Landlord may withhold ten percent (10%) of the amount due for Tenant’s Work on each Progress Payment paid prior to the Substantial Completion Date until the Final Payment (hereinafter defined). Each requisition for a Progress Payment shall include (i) a detailed breakdown of the cost of Tenant’s Work included in the requisition, (ii) copies of invoices from Tenant’s contractors, suppliers and others, as applicable, substantiating such costs, and (iii) executed waivers of mechanic’s or material supplier’s liens (in such form as Landlord shall reasonably require) on account of any labor and/or materials furnished by such party through the date of the requisition (provided that any such waiver may be conditioned upon receipt of the amount requested for such party in the requisition).  Landlord shall make each Progress Payment (in an amount not to exceed the lesser of (x) the cost of Tenant’s Work, as evidenced by the documentation submitted with the applicable requisition, or (y) the balance of Landlord’s Contribution then remaining, less amounts retained by Landlord as hereinabove provided) to Tenant (or at Tenant’s request, to its general contractor) within thirty (30) days after Landlord’s receipt of a Progress Payment requisition with all required supporting documentation.

After the Substantial Completion Date shall have occurred, Tenant may submit a final requisition to Landlord (the “Final Payment”). Such requisition shall include (i) a final, detailed breakdown of the cost of Tenant’s Work, (ii) final mechanic’s and material supplier’s lien waivers (provided that any such waiver may be conditioned upon receipt of the amount requested for such party in the applicable requisition) and (iii) all other documentation required for the Progress Payment pursuant to the preceding paragraph as to the portion of Tenant’s Work covered by the Final Payment. Landlord shall make payment of the Final Payment in an amount equal to the lesser of (x) the unreimbursed cost of Tenant’s Work, as evidenced by the documentation submitted with the requisition for the Final Payment or (y) the balance of Landlord’s Contribution then remaining, if any (including any retained amounts), to Tenant (or at Tenant’s request, to its general contractor) within thirty (30) days after Landlord’s receipt of a requisition for the Final Payment with all required supporting documentation.

Notwithstanding the foregoing, Landlord shall have no obligation to make any Progress Payment or the Final Payment, (a) if (or to the extent) Tenant shall not have submitted paid invoices for Tenant’s Work together with all required supporting documentation by December 31, 2016, time being of the essence, (b) at a time when there exists an event of default and/or (c) if the Lease shall have terminated. Any balance of Landlord’s Contribution which Landlord is not required to pay to Tenant (or its general contractor, as applicable) pursuant to this Section 4 shall be the property of Landlord.

Both Landlord and Tenant shall appoint one individual as its “Construction Representative” who is authorized to act on its behalf in connection with any matters arising pursuant to this Section 4.  The Construction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party’s Construction Representative or by notice from Landlord or Tenant pursuant to Section 19.5 of the Original Lease.  The initial Construction Representatives shall be Darryl Carter (Landlord) and David Hansen (Tenant).  Notwithstanding Section 19.5 of the Original Lease, any notices or other communication under this Section 4 may be made by letter or other writing sent by U.S. mail or email, provided the communication is made by one party’s Construction Representative to the other party’s Construction Representative.

5.The definition of “Annual Gross Rent” set forth in Section 1.1(a) of the Original Lease is hereby amended to reflect that in addition to Annual Gross Rent for the Current Premises, Tenant shall pay Annual Gross Rent for the Expansion Premises in accordance with the following schedule:

	Annual Gross Rent	Monthly
Year	(per annum)	Payments
1	$123,375.00	$10,281.25
2	$127,076.25	$10,589.69
3	$130,888.53	$10,907.38
4	$134,815.18	$11,234.60
5	$138,859.63	$11,571.64

For purposes of the timing of the adjustments in the amount of Annual Gross Rent with respect to the Expansion Premises, the first “Year” shall be the period beginning on the Occupancy Date and ending on the day preceding the first (1st) anniversary of the Occupancy Date (except that if the Occupancy Date is not the first day of a calendar month, the first (1st) Year shall be the period commencing on the Occupancy Date and expiring on the last day of the calendar month in which the first (1st) anniversary of the Occupancy Date shall occur, and Tenant shall pay Annual Gross Rent with respect to the Expansion Premises for the month in which the Occupancy Date shall occur in an amount equal to $10,281.25 multiplied by a fraction, the numerator of which is the number of days from the Occupancy Date through the last day of such month (inclusive of both dates) and the denominator of which is the number of days in such month, plus Annual Gross Rent for the next twelve full months of Year 1), with each succeeding Year being the twelve (12) month period following the preceding Year. Tenant shall have no obligation to pay Annual Gross Rent with respect to the Expansion Premises only for the period commencing on the Expansion Date and ending on the day preceding the Occupancy Date.

6.On or before the execution of this Fourth Amendment, Tenant shall deposit with Landlord an additional security deposit in the amount of $10,281.25 whereupon the definition of

“Security Deposit” set forth in Sections 1.1(k) and 3.7 of the Original Lease shall be amended to be $26,942.67.

7.The definition of Tenant’s “annual proportionate share” set forth in Section 3.3 of the Original Lease is hereby amended to be thirty-five and eighty-one hundredths percent (35.81%) with respect to the Current Premises, and twenty-one and forty-seven hundredths percent (21.47%) with respect to the Expansion Premises.

8.With respect to the portion of the Term commencing on the Expansion Date, the first paragraph of Section 3.3 of the Original Lease is hereby amended to reflect that if during any calendar year or portion thereof during the Term, insurance premiums paid by Landlord for the Building and liabilities pursuant to Section 9.3 of the Original Lease (collectively, “Insurance Premiums”) shall exceed the Insurance Premiums payable for the Base Year applicable to each of the Current Premises and the Expansion Premises, Tenant shall pay, as Additional Rent, Tenant’s applicable annual proportionate share (i.e., 35.81% or 21.47%) of such excess (any such amount being hereinafter referred to as the “Insurance Excess”). For purposes of such paragraph, “Base Year” shall mean the 2014 calendar year with respect to the Current Premises, and the 2015 calendar year with respect to the Expansion Premises. Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the Term but otherwise in the manner provided for the payment of Annual Gross Rent, estimated payments on account of the Insurance Excess, such monthly amounts to be sufficient to provide to Landlord, by the end of each calendar year, a sum equal to the Insurance Excess for such calendar year, as estimated by Landlord from time to time.

9.With respect to the portion of the Term commencing on the Expansion Date, the second paragraph of Section 3.3 of the Original Lease is hereby amended to reflect that if during any fiscal tax period or portion thereof during the Term, ad valorem (real estate) taxes paid by Landlord with respect to the Building shall exceed such taxes payable for the Tax Base Year applicable to each of the Current Premises and the Expansion Premises, Tenant shall pay, as Additional Rent, Tenant’s applicable proportionate share (i.e., 35.81% or 21.47%) of any such excess (any such amount being hereinafter referred to as the “Tax Excess”). For purposes of such paragraph, “Tax Base Year” shall mean the taxes payable by Landlord for the Building for the 2014 fiscal year (i.e., October 1, 2013 – September 30, 2014) with respect to the Current Premises, and the taxes payable by Landlord for the Building for the 2015 fiscal year (i.e., October 1, 2014 – September 30, 2015) with respect to the Expansion Premises. Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the Term but otherwise in the manner provided for the payment of Annual Gross Rent, estimated payments on account of the Tax Excess, such monthly amounts to be sufficient to provide to Landlord, by the time tax payments are due or are to be made by Landlord, a sum equal to the Tax Excess for such tax period, as estimated by Landlord from time to time.

10.So long as the Lease is still in full force and effect, and subject to the Current Premises Conditions (as hereinafter defined), which Landlord may waive, in its discretion, at any time, but only by notice to Tenant, Tenant shall have the right to extend the Current Premises Term for three (3) additional periods (the “Current Premises Extended Term(s)”), the first such Current Premises Extended Term to commence on November 1, 2018 and end on October 31, 2019, the second such Current Premises Extended Term to commence on November 1, 2019 and end on October 31, 2020 and the third such Current Premises Extended Term to commence on November 1, 2020 and end on the Expiration Date, as defined in Section 2 hereof. All of the terms, covenants and provisions of the Lease in effect immediately prior to the commencement of each Current Premises Extended Term with respect to the Current Premises shall apply to the Current Premises for such Current Premises Extended Term except that (i) Tenant shall pay Annual Gross Rent for the Current Premises for each Current Premises Extended Term in an amount equal to one hundred and three percent (103%) of the Annual Gross Rent in effect for the Current Premises for the immediately preceding year; and (ii) Tenant shall have no further right to extend the Current Premises Term beyond the Current Premises Extended Terms hereinabove provided.  If Tenant shall elect to exercise the aforesaid options, it shall do so by giving Landlord notice (a “Current Premises Election Notice”) of such election not later than six (6) months, nor sooner than one (1) year, prior to the expiration of the Current Premises Term or the expiration of the first or second Current Premises Extended Term, as the case may be.  If Tenant fails to give any such Current Premises Election Notice to Landlord timely, the Current Premises Term shall automatically terminate no later than the then current expiration of the Current Premises Term (i.e., October 31, 2018, October 31, 2019 or October 31, 2020, as the case may be), and Tenant shall have no further option to extend the Current Premises Term, it being agreed that time is of the essence with respect to the giving of any such Current Premises Election Notice.  If Tenant shall extend the Current Premises Term pursuant to the provisions of this paragraph, such extension(s) shall (subject to satisfaction of the Current Premises Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents.  The “Current Premises Conditions” are that, as of the date of the applicable Current Premises Election Notice, there shall exist no event of default by Tenant and Axogen Corporation shall actually occupy the entire Leased Premises.

11.In addition to the foregoing right to extend Current Premises Term, so long as the Lease is still in full force and effect, and subject to the Conditions (as hereinafter defined), which Landlord may waive, in its discretion, at any time, but only by notice to Tenant, Tenant shall have the right to extend the Term with respect to the then current Leased Premises (i.e., the Expansion Premises and, provided Tenant shall have properly exercised all of its options to extend the Current Premises Term pursuant to Section 10, the Current Premises) for one (1) additional period of five (5) years (the “Extended Term”) commencing on the day immediately succeeding the Expiration Date and ending on the day immediately preceding the fifth (5th) anniversary of such Extended Term. All of the terms, covenants and provisions of the Lease in effect immediately prior to the commencement of the Extended Term shall apply to such Extended Term except that (i) the Annual Gross Rent for each year of such Extended Term shall be equal to one hundred and three percent (103%) of the Annual Gross Rent in effect for each immediately preceding year; (ii) Tenant shall have no further right to extend the Term beyond the Extended Term hereinabove provided and (iii) the Expiration Date shall be amended to be the expiration date of the Extended Term.  If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice (an “Election Notice”) of such election not later than nine (9) months, nor sooner than one (1) year, prior to the Expiration Date.  If Tenant fails to give such Election Notice to Landlord timely, the Term shall automatically terminate no later than the Expiration Date, and Tenant shall have no further option to extend the Term, it being agreed that time is of the essence with respect to the giving of the Election Notice.  If Tenant shall extend the Term pursuant to the provisions of this paragraph, such extension shall (subject to satisfaction of the Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents.  The “Conditions” are that, as of the date of the Election Notice, there shall exist no event of default by Tenant and Axogen Corporation shall actually occupy the then current entire Leased Premises.

12.For the period commencing on the Expansion Date and ending on the last day of the Current Premises Term, (i) the definition of “Leased Premises” set forth in Section 1.1(h) of the Original Lease is hereby amended to be the Current Premises and the Expansion Premises, and (ii) the definition of “Rentable Area” or “Rentable Square Footage” set forth in Section 1.1(j) of the Original Lease is hereby amended to be 18,811 square feet, consisting of 11,761 square feet in the Current Premises and 7,050 square feet in the Expansion Premises, and for the period commencing on the day immediately succeeding the expiration of the Current Premises Term and expiring on the last day of the Term, (iii) the definition of Leased Premises” set forth in Section 1.1(h) of the Original Lease is hereby amended to be the Expansion Premises, and (iv) the definition of “Rentable Area” or “Rentable Square Footage” set forth in Section 1.1(j) of the Original Lease is hereby amended to be 7,050 square feet.  Notwithstanding the foregoing, if the Current Premises Term shall have been extended for all three Current Premises Extended Terms, then the definitions of “Leased Premises”, “Rentable Area” and “Rentable Square Footage” set forth in items (i) and (ii) of this Section 12 shall be in effect for the period commencing on the Expansion Date and expiring on the last day of the Term.

13.If the Current Premises Term shall expire prior to the expiration of the Term, then or before the expiration of the Current Premises Term, Tenant shall vacate the Current Premises, and surrender the same to Landlord in accordance with the provisions of Section 6.4 of the Original Lease and all other applicable provisions of the Lease as if the Term had expired on such date.  Tenant’s failure to vacate and surrender the Current Premises in accordance with the first sentence of this paragraph shall be deemed a holdover pursuant to Section 3.4 of the Original Lease, and in addition to Annual Gross Rent and other charges due pursuant to the Lease as amended hereby (i.e., with respect to the Expansion Premises), Tenant shall pay to Landlord twice the Annual Gross Rent for the Current Premises in effect immediately preceding the expiration of the Current Premises Term for each day of such deemed holdover. In addition, Tenant shall indemnify Landlord and hold it harmless from and against any and all loss, cost, damage or expense incurred by Landlord arising out of Tenant’s failure to vacate and surrender the Current Premises in accordance with the terms of the Lease and this Fourth Amendment.

14.Section 1.1(a) of the Original Lease is hereby amended to reflect that until further notice to Tenant from Landlord, Landlord’s address for payment of Annual Gross Rent and all other amounts due under the Lease shall be as follows:

SNH Medical Office Properties Trust

c/o The RMR Group LLC

Dept. #1600, P.O. Box 538601

Atlanta, GA  30353-8601

15.Section 19.5 of the Original Lease is hereby amended to reflect that Landlord’s address for notices shall be as follows:

SNH Medical Office Properties Trust

c/o The RMR Group LLC

4550 North Pond Parkway, Suite 380

Alpharetta, GA  30022-2414

Attention: Vice President, Southeast Region

with a copy to:

The RMR Group LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, MA  02458

Attention: Jennifer B. Clark

16.Section 7 of the Third Amendment to Lease and Section 18.1 of the Original Lease are both hereby deleted in their entireties and Tenant shall have no further right to terminate the Term pursuant to either such Section.

17.Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Fourth Amendment, other than Frontstreet Commercial Real Estate Group (“Frontstreet”), and in the event of any brokerage claims or liens, other than by Frontstreet, against Landlord or the Building predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien. Landlord shall pay a brokerage commission arising out of the consummation of this Fourth Amendment to Frontstreet pursuant to a separate agreement between Landlord and Frontstreet.

18.As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereunto have executed this Fourth Amendment as of the date first written above.

LANDLORD:

SNH Medical Office Properties Trust

	By:	The RMR Group LLC, its agent

		By:	/s/Jennifer F. Francis
Jennifer F. Francis
Witness			Senior Vice President

Witness

TENANT:

Axogen Corporation

	By:	/s/David Hansen
Name: David Hansen
Witness		Title: Chief Accounting Officer

Witness

EXHIBIT A-4

EXPANSION PREMISES

EXHIBIT B-4

SPACE PLAN

EXHIBIT C-4

DECLARATION BY LANDLORD AND TENANT

AS TO OCCUPANCY DATE

Attached to and made a part of that certain Lease dated February 6, 2007, as amended by that certain First Amendment to Lease dated March 14, 2012, that certain Second Amendment to Lease dated February 25, 2013, that certain Third Amendment to Lease dated November 12, 2013 and that certain Fourth Amendment to Lease dated ___________________, 2016 (as so amended, the “Lease”), entered into by and between SNH Medical Office Properties Trust, a Maryland real estate investment trust (“Landlord”), successor in interest to Wigshaw, LLC, and Axogen Corporation, a Delaware corporation (“Tenant”), for certain premises in the building located at 13631 Progress Boulevard, Alachua, Florida, as more particularly described in the Lease.

The undersigned Landlord and Tenant hereby certify that (i) the Lease is in full force and effect; (ii) the Expansion Date (as defined in the Fourth Amendment to Lease) occurred on _______________, 201_; (iii) the Occupancy Date (as defined in the Fourth Amendment to Lease) occurred on ___________________, 201_ and the Expiration Date (as defined in the Fourth Amendment) is ___________________, 20__ and (iv) as of the date hereof, there is no default of Landlord and Tenant claims no right to set off against rents.

IN WITNESS WHEREOF, the parties hereunto have executed this Declaration as of this _____ day of ______________, 201_.

LANDLORD:

SNH Medical Office Properties Trust

	By:	The RMR Group LLC, its agent

By:
Jennifer F. Francis
Witness		Senior Vice President

Witness

TENANT:

Axogen Corporation

By:
Name:
Witness		Title:

Witness